Exhibit 99.1

                    TRANSACTIONS IN COMMON STOCK BY MR. LEVIN
                    -----------------------------------------

                            BAKER, FENTRESS & COMPANY
                            -------------------------

No. of Shares          Average price               Dates           Buy/Sell
-------------          -------------               -----           --------
       10,000                 11.468          03-20-2000                Buy
        7,000                11.6875          03-21-2000                Buy
        2,000                12.0156          03-22-2000                Buy